UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

INFOSMART GROUP, INC.
(Exact name of Registrant as specified in charter)

California (State or other jurisdiction of incorporation)	001-15643 (Commission File Number)	95-4597370 (IRS Employer Identification Number)

Flat E, 17th Floor, EGL Tower,
83 Hung To Road
Kwun Tong, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 2868-3385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

(a) Resignation of Previous Independent Registered Public Accounting Firm.

i
Effective June 1, 2010, Parker Randall CF (H.K.) CPA Limited (“P&R”) resigned as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on June 1, 2010.

ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii
P&R’s reports on the financial statements of the Company for the years ended December 31, 2009, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of the Company through June 1, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with P&R’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended December 31, 2009, 2008 and 2007 and interim unaudited financial statement through June 1, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided P&R with a copy of this Current Report on Form 8-K and requested that P&R furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from P&R, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Exhibit Number	Description

10.1	Resignation Letter from Parker Randall CF (H.K.) CPA Limited, dated June 1, 2010

16.1	Letter from Parker Randall CF (H.K.) CPA Limited dated June 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSMART GROUP, INC.

Date: June 4, 2010	By:	/s/ Kwok Chung Lit
Kwok Chung Lit, Chief Executive Officer and President